Adopted by the Cinergy Corp.
Board of Directors on October 22, 1996


NOVEMBER 1, 1996
AMENDMENT TO THE CINERGY CORP.
EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
(Effective November 1, 1996)

The Cinergy Corp. Employee Stock Purchase and Savings Plan, as adopted on October 18, 1994, and as amended effective as of January 1, 1995, and January 1, 1996, is hereby further amended effective November 1, 1996, pursuant to Article 11 thereof, with respect to the modification of Articles 4 and 6, and Section 9.11.

(1) Explanation of Amendments

Currently, Article 4, Administration, of the Plan provides that the Plan shall be administered by the Compensation Committee of Cinergy's board of directors which committee is composed of "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"). The revised Rule 16b-3 regulations have replaced the concept of "disinterested persons" with the concept of "non-employee directors" and, as revised, provide additional flexibility
as to Plan administration.   Thus, the Plan is being amended
to substitute "non-employee directors" for "disinterested persons" and to enable Cinergy's board of directors to change the entity authorized to administer the Plan.

Article 6, Eligibility, is amended by deleting the requirement that an employee must have been employed by his employer for at least nine months immediately prior to the first date of an offering period in order to participate in the Plan.

Section 9.11, Restrictions on Transferability, is amended by deleting the prohibition on transferability of shares purchased under the plan as to those individuals who may be subject to liability under Section 16(b) of the 1934 Act.
The revised Rule 16b regulations have deleted this requirement.


(2) Article 4 as Amended

Article 4, as hereby amended, reads as follows:

"ARTICLE 4
ADMINISTRATION

The Plan shall be administered by the Committee. Unless otherwise determined by CINergy's Board of Directors, members of the Committee shall be members of CINergy's Board of Directors who are non-employee directors under Rule 16 b-3 promulgated under the 1934 Act and successor rules. The Committee may employ agents, attorneys, accountants, or other persons (who also may be Employees of an Employer) and allocate or delegate to them powers, rights, and duties, all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan. The Committee may adopt rules and regulations as it deems appropriate to assist in administering and enforcing the Plan.

The Committee shall have the discretionary authority to regulate and interpret the Plan's provisions. Unless otherwise determined by CINergy's Board of Directors, the interpretation and construction by the Committee of any provisions of the Plan, the terms and conditions of an offering and of Employee participation, and any determination by the Committee pursuant to any provisions of the Plan shall be final and conclusive.

No member of CINergy's Board of Directors or the Committee shall be liable for any action or determination made in good faith under the Plan."


(3) Article 6 as Amended

Article 6, as hereby amended, reads as follows:

"ARTICLE 6
ELIGIBILITY

     All Employees of an Employer shall be eligible to participate in an offering under the Plan except (a) any Employee who normally works less than 20 hours a week; (b) any Employee who normally works less than five months a year; (c) any full officer of CINergy, CINergy Services, PSI,


CG&E, or any other participating Employer who is a highly compensated employee within the meaning of Code Subsection 414
(q); and (d) any Employee who receives a grant of an option or a stock appreciation right under the CINergy Stock Option Plan, any successor plan, or any other stock option plan sponsored by CINergy. Service with CG&E prior to the Effective Time of the Mergers shall be applied in determining eligibility; provided, however, that notwithstanding the preceding provisions of this
Article 6, unless otherwise determined by CINergy, no person who was employed by CG&E or any of its subsidiaries immediately prior to the Effective Time of the Mergers shall be eligible to participate in the Plan prior to the end of the 90-day period immediately following the Effective Time of the Mergers. As of the commencement of his participation in the Plan, an Employee who was employed by CG&E or any of its subsidiaries as of the Effective Time of the Mergers shall be eligible to participate in the remaining period of any offering under the Plan in effect as of the Effective Time of the Mergers."

(4) Section 9.11 as Amended

     Section 9.11, as hereby amended, reads as follows:

"SECTION 9.11
RESTRICTIONS ON TRANSFERABILITY

If, at the time of the purchase of shares under the Plan, in the opinion of counsel for CINergy, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Eligible Employee purchasing the shares shall agree not to dispose of the shares otherwise than in compliance with the Securities Act of 1935, as amended, and interpretive rulings and regulations, the Employee will, upon the request of CINergy, execute and deliver to CINergy an agreement to that effect."

This Amendment is executed and approved by the duly authorized officers of Cinergy Corp., effective as of November 1, 1996.

                                        CINERGY CORP.



                              By:  _________James E.
Rogers________
                                             Vice Chairman,
President, and
                                           Chief Executive
Officer

                              Dated:  October 25, 1996

APPROVED:



By:  ______Jerome A. Vennemann_____
             Associate General Counsel and
             Assistant Corporate Secretary

Dated:  October 25, 1996